Exhibit 10.20
SECOND AMENDMENT TO LEASE
     THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made as of December 21, 2009, by and between ARE-SD REGION NO. 20, LLC, a Delaware limited liability company (“Landlord”), and CYPRESS BIOSCIENCE, INC., a Delaware corporation (“Tenant”).
RECITALS
     A. Landlord and Tenant are parties to that certain Lease Agreement dated as of May 23, 2008, as amended by that certain First Amendment to Lease Agreement dated as of March 11, 2009 (as so amended, the “Lease”). Pursuant to the Lease, Tenant agreed to lease certain premises consisting of approximately 2,455 rentable square feet (“Premises”) in a building located at 9393 Towne Centre Drive, San Diego, California. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.
     B. The Base Term of the Lease is scheduled to expire on December 31, 2009.
     C. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, (i) extend the Base Term and (ii) decrease the Base Rent.
     NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.	Base Term. The defined term “Base Term” on page 1 of the Lease is hereby deleted in its entirety and replaced with the following:
               “Base Term: Beginning on the Commencement Date and ending on June 30, 2010.”
2.	Base Rent. Tenant shall continue to pay Base Rent as provided for in the Lease through December 31, 2009. Commencing on January 1, 2010, Tenant shall pay Base Rent in the amount of $6,383.00 per month through the expiration of the Base Term.

3.	Brokers. Landlord and Tenant each represents and warrants that it has not, with the exception of BRE Commercial, Inc., dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Second Amendment and that no Broker, other than BRE Commercial, Inc., brought about this transaction, other than BRE Commercial, Inc. (dba Grubb & Ellis/BRE Commercial). Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Second Amendment, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

4.	Miscellaneous.
a. This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.

d. Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail.
[Signatures are on the next page.]

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

LANDLORD:	ARE-SD REGION NO. 20, LLC, a Delaware limited liability company
	By:	ARE-SD REGION NO. 20 MEMBER, LLC,
a Delaware limited liability company,
as Managing Member

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, as Managing Member

By:	ARE-QRS CORP.,
a Maryland corporation,
as General Partner

By:	/s/ Gary Dean
Its: VP- Legal Affairs

TENANT:	CYPRESS BIOSCIENCE, INC., a Delaware corporation
	By:	/s/ Sabrina Johnson
Its: CFO/COO